                                                                   EXHIBIT 4.11


                           LAMAR ADVERTISING COMPANY

                                 THE GUARANTORS

                                      and

                STATE STREET BANK AND TRUST COMPANY, as Trustee

                             _____________________

                                   INDENTURE

                         Dated as of [__________], 1996

                             _____________________

                                  $225,000,000

                   [____]% Senior Subordinated Notes due 2006

                             CROSS-REFERENCE TABLE

      TIA                                            Indenture
    Section                                           Section
       310(a)(1)  . . . . . . . . . . . . . . .         7.10
       (a)(2)   . . . . . . . . . . . . . . . .         7.10
       (a)(3)   . . . . . . . . . . . . . . . .         N.A.
       (a)(4)   . . . . . . . . . . . . . . . .         N.A.
       (a)(5)   . . . . . . . . . . . . . . . .         2.10
       (b)  . . . . . . . . . . . . . . . . . .  7.08; 7.10; 12.02
       (b)(1)   . . . . . . . . . . . . . . . .         7.10
       (b)(9)   . . . . . . . . . . . . . . . .         7.10
       (c)  . . . . . . . . . . . . . . . . . .         N.A.
       311(a)   . . . . . . . . . . . . . . . .         7.11
       (b)  . . . . . . . . . . . . . . . . . .         7.11
       (c)  . . . . . . . . . . . . . . . . . .         N.A.
       312(a)   . . . . . . . . . . . . . . . .         2.05
       (b)  . . . . . . . . . . . . . . . . . .        12.03
       (c)  . . . . . . . . . . . . . . . . . .        12.03
       313(a)   . . . . . . . . . . . . . . . .         7.06
       (b)(1)   . . . . . . . . . . . . . . . .         7.06
       (b)(2)   . . . . . . . . . . . . . . . .         7.06
       (c)  . . . . . . . . . . . . . . . . . .     7.06; 12.02
       (d)  . . . . . . . . . . . . . . . . . .         7.06
       314(a)   . . . . . . . . . . . . . . . .  4.02; 4.04; 12.02
       (b)  . . . . . . . . . . . . . . . . . .         N.A.
       (c)(1)   . . . . . . . . . . . . . . . .     12.04; 12.05
       (c)(2)   . . . . . . . . . . . . . . . .     12.04; 12.05
       (c)(3)   . . . . . . . . . . . . . . . .         N.A.
       (d)  . . . . . . . . . . . . . . . . . .         N.A.
       (e)  . . . . . . . . . . . . . . . . . .        12.05
       (f)  . . . . . . . . . . . . . . . . . .         N.A.
       315(a)   . . . . . . . . . . . . . . . .      7.01; 7.02
       (b)  . . . . . . . . . . . . . . . . . .     7.05; 12.02
       (c)  . . . . . . . . . . . . . . . . . .         7.01
       (d)  . . . . . . . . . . . . . . . . . .   6.05; 7.01; 7.02
       (e)  . . . . . . . . . . . . . . . . . .         6.11
       316(a)(last sentence)  . . . . . . . . .        12.06
       (a)(1)(A)  . . . . . . . . . . . . . . .         6.05
       (a)(1)(B)  . . . . . . . . . . . . . . .         6.04
       (a)(2)   . . . . . . . . . . . . . . . .         8.02
       (b)  . . . . . . . . . . . . . . . . . .         6.07
       (c)  . . . . . . . . . . . . . . . . . .         8.04
       317(a)(1)  . . . . . . . . . . . . . . .         6.08
       (a)(2)   . . . . . . . . . . . . . . . .         6.09
       (b)  . . . . . . . . . . . . . . . . . .      2.04; 7.12
       318(a)   . . . . . . . . . . . . . . . .        12.01

---------------
N.A. means Not Applicable
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
             ARTICLE 1.  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions  . . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.02.  Other Definitions  . . . . . . . . . . . . . . . . . . . . . . 23
Section 1.03.  Incorporation by Reference of Trust Indenture Act  . . . . . . 24
Section 1.04.  Rules of Construction  . . . . . . . . . . . . . . . . . . . . 25

                              ARTICLE 2.  THE NOTES

Section 2.01.  Form and Dating  . . . . . . . . . . . . . . . . . . . . . . . 25
Section 2.02.  Execution and Authentication . . . . . . . . . . . . . . . . . 26
Section 2.03.  Registrar and Paying Agent . . . . . . . . . . . . . . . . . . 27
Section 2.04.  Paying Agent To Hold Assets in Trust . . . . . . . . . . . . . 28
Section 2.05.  Noteholder Lists . . . . . . . . . . . . . . . . . . . . . . . 28
Section 2.06.  Transfer and Exchange  . . . . . . . . . . . . . . . . . . . . 29
Section 2.07.  Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . 30
Section 2.08.  Outstanding Notes  . . . . . . . . . . . . . . . . . . . . . . 31
Section 2.09.  Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . 31
Section 2.10.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . 31
Section 2.11.  Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . 32
Section 2.12.  Deposit of Moneys  . . . . . . . . . . . . . . . . . . . . . . 32
Section 2.13.  CUSIP Number . . . . . . . . . . . . . . . . . . . . . . . . . 32

                             ARTICLE 3.  REDEMPTION

Section 3.01.  Notices to Trustee . . . . . . . . . . . . . . . . . . . . . . 33
Section 3.02.  Selection by Trustee of Notes To Be Redeemed . . . . . . . . . 33
Section 3.03.  Notice of Redemption . . . . . . . . . . . . . . . . . . . . . 33
Section 3.04.  Effect of Notice of Redemption . . . . . . . . . . . . . . . . 35
Section 3.05.  Deposit of Redemption Price  . . . . . . . . . . . . . . . . . 35
Section 3.06.  Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . 36

                              ARTICLE 4.  COVENANTS

Section 4.01.  Payment of Notes . . . . . . . . . . . . . . . . . . . . . . . 36
Section 4.02.  SEC Reports  . . . . . . . . . . . . . . . . . . . . . . . . . 36
Section 4.03.  Waiver of Stay, Extension or Usury Laws  . . . . . . . . . . . 37

                                                                            Page
                                                                            ----
Section 4.04.  Compliance Certificate . . . . . . . . . . . . . . . . . . . . 37
Section 4.05.  Payment of Taxes and Other Claims  . . . . . . . . . . . . . . 38
Section 4.06.  Maintenance of Properties and Insurance  . . . . . . . . . . . 39
Section 4.07.  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . 39
Section 4.08.  Corporate Existence  . . . . . . . . . . . . . . . . . . . . . 40
Section 4.09.  Maintenance of Office or Agency  . . . . . . . . . . . . . . . 40
Section 4.10.  Limitation on Additional Indebtedness and Preferred
                 Stock of Restricted Subsidiaries . . . . . . . . . . . . . . 41
Section 4.11.  Limitation on Issuances and Sales of Preferred
                 Stock by Restricted Subsidiaries . . . . . . . . . . . . . . 42
Section 4.12.  Limitation on Restricted Payments  . . . . . . . . . . . . . . 42
Section 4.13.  Limitation on Other Senior Subordinated Debt . . . . . . . . . 45
Section 4.14.  Limitation on Certain Asset Sales  . . . . . . . . . . . . . . 45
Section 4.15.  Limitation on Transactions with Affiliates . . . . . . . . . . 49
Section 4.16.  Limitations on Liens . . . . . . . . . . . . . . . . . . . . . 50
Section 4.17.  Limitation on Dividends and Other Payment Restrictions
                 Affecting Subsidiaries . . . . . . . . . . . . . . . . . . . 50
Section 4.18.  Guarantees of Certain Indebtedness . . . . . . . . . . . . . . 51
Section 4.19.  Payments for Consent . . . . . . . . . . . . . . . . . . . . . 51
Section 4.20.  Line of Business . . . . . . . . . . . . . . . . . . . . . . . 51
Section 4.21.  Change of Control  . . . . . . . . . . . . . . . . . . . . . . 51

                        ARTICLE 5.  SUCCESSOR CORPORATION

Section 5.01.  Limitation on Consolidation, Merger and Sale of Assets . . . . 54
Section 5.02.  Successor Person Substituted . . . . . . . . . . . . . . . . . 56

                        ARTICLE 6.  DEFAULTS AND REMEDIES

Section 6.01.  Events of Default  . . . . . . . . . . . . . . . . . . . . . . 56
Section 6.02.  Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . 58
Section 6.03.  Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . 59
Section 6.04.  Waiver of Past Defaults and Events of Default  . . . . . . . . 59
Section 6.05.  Control by Majority  . . . . . . . . . . . . . . . . . . . . . 59
Section 6.06.  Limitation on Suits  . . . . . . . . . . . . . . . . . . . . . 60

                                                                            Page
                                                                            ----
Section 6.07.  Rights of Holders To Receive Payment . . . . . . . . . . . . . 60
Section 6.08.  Collection Suit by Trustee . . . . . . . . . . . . . . . . . . 61
Section 6.09.  Trustee May File Proofs of Claim . . . . . . . . . . . . . . . 61
Section 6.10.  Priorities . . . . . . . . . . . . . . . . . . . . . . . . . . 62
Section 6.11.  Undertaking for Costs  . . . . . . . . . . . . . . . . . . . . 62

                               ARTICLE 7.  TRUSTEE

Section 7.01.  Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . 63
Section 7.02.  Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . 64
Section 7.03.  Individual Rights of Trustee . . . . . . . . . . . . . . . . . 65
Section 7.04.  Trustee's Disclaimer . . . . . . . . . . . . . . . . . . . . . 65
Section 7.05.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . 65
Section 7.06.  Reports by Trustee to Holders  . . . . . . . . . . . . . . . . 66
Section 7.07.  Compensation and Indemnity . . . . . . . . . . . . . . . . . . 66
Section 7.08.  Replacement of Trustee . . . . . . . . . . . . . . . . . . . . 67
Section 7.09.  Successor Trustee by Consolidation, Merger or Conversion . . . 68
Section 7.10.  Eligibility; Disqualification  . . . . . . . . . . . . . . . . 68
Section 7.11.  Preferential Collection of Claims Against Company  . . . . . . 69
Section 7.12.  Paying Agents  . . . . . . . . . . . . . . . . . . . . . . . . 69

                 ARTICLE 8.  AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.  Without Consent of Holders . . . . . . . . . . . . . . . . . . 69
Section 8.02.  With Consent of Holders  . . . . . . . . . . . . . . . . . . . 70
Section 8.03.  Compliance with Trust Indenture Act  . . . . . . . . . . . . . 72
Section 8.04.  Revocation and Effect of Consents  . . . . . . . . . . . . . . 72
Section 8.05.  Notation on or Exchange of Notes . . . . . . . . . . . . . . . 73
Section 8.06.  Trustee To Sign Amendments, etc. . . . . . . . . . . . . . . . 73

                 ARTICLE 9.  DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.  Discharge of Indenture . . . . . . . . . . . . . . . . . . . . 73
Section 9.02.  Legal Defeasance . . . . . . . . . . . . . . . . . . . . . . . 74
Section 9.03.  Covenant Defeasance  . . . . . . . . . . . . . . . . . . . . . 75
Section 9.04.  Conditions to Legal Defeasance or Covenant Defeasance  . . . . 75
Section 9.05.  Deposited Money and U.S. Government Obligations To Be
                 Held in Trust; Other Miscellaneous Provisions  . . . . . . . 77
Section 9.06.  Reinstatement  . . . . . . . . . . . . . . . . . . . . . . . . 78

                                                                            Page
                                                                            ----
Section 9.07.  Moneys Held by Paying Agent  . . . . . . . . . . . . . . . . . 78
Section 9.08.  Moneys Held by Trustee . . . . . . . . . . . . . . . . . . . . 79

                         ARTICLE 10.  GUARANTEE OF NOTES

Section 10.01.  Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . 80
Section 10.02.  Execution and Delivery of Guarantees  . . . . . . . . . . . . 81
Section 10.03.  Limitation of Guarantee . . . . . . . . . . . . . . . . . . . 81
Section 10.04.  Additional Guarantors . . . . . . . . . . . . . . . . . . . . 82
Section 10.05.  Release of Guarantor  . . . . . . . . . . . . . . . . . . . . 82
Section 10.06.  Guarantee Obligations Subordinate to Senior Indebtedness  . . 83
Section 10.07.  No Payment on Guarantees in Certain Circumstances . . . . . . 83
Section 10.08.  Guarantee Obligations Subordinated to Prior Payment of
                 All Senior Indebtedness of Guarantors on Dissolution,
                 Liquidation or Reorganization  . . . . . . . . . . . . . . . 85
Section 10.09.  Holders to be Subrogated to Rights of Holders of
                 Senior Indebtedness of Guarantors  . . . . . . . . . . . . . 86
Section 10.10.  Application of Certain Article 11 Provisions  . . . . . . . . 87
Section 10.11.  Contribution  . . . . . . . . . . . . . . . . . . . . . . . . 87

                       ARTICLE 11.  SUBORDINATION OF NOTES

Section 11.01.  Notes Subordinate to Senior Indebtedness  . . . . . . . . . . 88
Section 11.02.  No Payment on Notes in Certain Circumstances  . . . . . . . . 88
Section 11.03.  Notes Subordinated to Prior Payment of All Senior
                 Indebtedness on Dissolution, Liquidation
                 or Reorganization  . . . . . . . . . . . . . . . . . . . . . 90
Section 11.04.  Holders to be Subrogated to Rights of Holders of
                 Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . 91
Section 11.05.  Obligations of the Company Unconditional  . . . . . . . . . . 92

                                                                            Page
                                                                            ----
Section 11.06.  Trustee Entitled to Assume Payments Not Prohibited
                 in Absence of Notice . . . . . . . . . . . . . . . . . . . . 92
Section 11.07.  Application by Trustee of Assets Deposited With it  . . . . . 93
Section 11.08.  Subordination Rights Not Impaired by Acts of
                 or Omissions of the Company or Holders
                 of Senior Indebtedness . . . . . . . . . . . . . . . . . . . 93
Section 11.09.  Holders Authorize Trustee to Effectuate
                 Subordination of Notes . . . . . . . . . . . . . . . . . . . 94
Section 11.10.  Right of Trustee to Hold Senior Indebtedness  . . . . . . . . 95
Section 11.11.  Article 11 Not to Prevent Events of Default . . . . . . . . . 95
Section 11.12.  No Fiduciary Duty of Trustee to Holders of
                 Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . 95

                           ARTICLE 12.  MISCELLANEOUS

Section 12.01.  Trust Indenture Act Controls  . . . . . . . . . . . . . . . . 96
Section 12.02.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . 96
Section 12.03.  Communications by Holders with Other Holders  . . . . . . . . 97
Section 12.04.  Certificate and Opinion as to Conditions Precedent  . . . . . 97
Section 12.05.  Statements Required in Certificate and Opinion  . . . . . . . 98
Section 12.06.  When Treasury Notes Disregarded . . . . . . . . . . . . . . . 98
Section 12.07.  Rules by Trustee and Agents . . . . . . . . . . . . . . . . . 99
Section 12.08.  Business Days; Legal Holidays . . . . . . . . . . . . . . . . 99
Section 12.09.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . 99
Section 12.10.  No Adverse Interpretation of Other Agreements . . . . . . . . 99
Section 12.11.  No Recourse Against Others  . . . . . . . . . . . . . . . .  100
Section 12.12.  Successors  . . . . . . . . . . . . . . . . . . . . . . . .  100
Section 12.13.  Multiple Counterparts . . . . . . . . . . . . . . . . . . .  100
Section 12.14.  Table of Contents, Headings, etc. . . . . . . . . . . . . .  100
Section 12.15.  Separability  . . . . . . . . . . . . . . . . . . . . . . .  100

EXHIBITS

Exhibit A.  -  Form of Note . . . . . . . . . . . . . . . . . . . . . . . .  A-1

              INDENTURE, dated as of [___________], 1996, among LAMAR ADVERTISING COMPANY, a Delaware corporation, as Issuer (the "Company"), the GUARANTORS (as hereinafter defined), and STATE STREET BANK AND TRUST COMPANY, a trust company duly organized under the laws of the Commonwealth of Massachusetts, as Trustee (the "Trustee").

              Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's [____]% Senior Subordinated Notes due 2006 (the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.

              "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

              "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of (x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and (y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

              "Advertising Displays" mean all posters, signs (including logo sign structures), billboards and other outdoor advertising displays and related contracts and sites therefor owned or leased (as lessee) by the Company and the Restricted Subsidiaries.

              "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

              "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

              "Asset Acquisition" means (i) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with the Company or any Restricted Subsidiary or (ii) the acquisition by the Company or any Restricted Subsidiary of assets of any Person.

              "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $1 million of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary, (b) all or substantially all of the assets of any business owned by the Company or any Restricted Subsidiary or a division, line of business or comparable business segment of the Company or any Restricted Subsidiary or (c) any other assets or property of the Company or of any Restricted Subsidiary, (whether real or personal property). For purposes of this definition, the term Asset Sale shall not include any sale, transfer or other disposition that is governed by and made in accordance with Section 5.01 or any sale, transfer or other disposition to the Company or a Wholly-Owned Restricted Subsidiary that is a Guarantor.

              "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, and (c) deduction of appropriate amounts to be provided by the Company or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

              "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b) of Section 4.14, and which have not been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c) of such Section 4.14.

              "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

              "Board of Directors" means the Board of Directors of the Company or a Guarantor, as appropriate, or any committee authorized to act therefor.

              "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company or a Guarantor, as appropriate, and to be in full force and effect, and delivered to the Trustee.

              "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

              "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

              "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power of all Voting Stock of the Company; provided, however, that the Permitted Holders (i) "beneficially own" (as so defined) a lower percentage of such total voting power with respect to the Voting Stock than such other person or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under this Indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power of all Voting Stock of the surviving or transferee corporation; (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation.

              "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

              "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor and any other primary obligor on the Notes.

              "Company Request" means any written request signed in the name of the Company by its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer or its Treasurer and attested to by the Secretary or any Assistant Secretary of the Company.

              "Consolidated Interest Expense" means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for the Company and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus an amount equal to the product of (a) the aggregate dividends paid on Disqualified Capital Stock during such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the Company's then effective combined tax rate, to the extent paid; provided, however, that

"Consolidated Interest Expense" shall exclude the amortization of deferred financing fees.

              "Consolidated Net Income" means, for any period, the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the Net Income of any Person (the "other Person") in which the Company or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of the Company in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Company or such Restricted Subsidiary, (b) the Net Income of any Restricted Subsidiary that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Notes or this Indenture) shall be excluded to the extent of such restriction or limitation, except that to the extent that any such restriction or limitation results solely from covenant limitations under any SBA Indebtedness, there shall not be deducted that portion of such Restricted Subsidiary's Net Income which exceeds the outstanding aggregate principal amount of such SBA Indebtedness, (c)(i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and
(ii) any net gain (but not loss) resulting from an Asset Sale by the Company or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, and (d) extraordinary gains and losses shall be excluded.

              "Consolidated Net Tangible Assets" means the book value of the assets of the Company and its Restricted Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities of the

Company and its Restricted Subsidiaries determined in accordance with GAAP.

              "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at Two International Place, Boston, MA 02110.

              "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

              "Cumulative EBITDA" means, as of any date of determination, EBITDA of the Company from the Issue Date to the end of the Company's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

              "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

              "Depositary" means, with respect to Global Notes, the Person designated as Depositary pursuant to Section 2.01 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, such Persons.

              "Designated Senior Indebtedness," as to the Company or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Senior Credit Facility, or (b) which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as

"Designated Senior Indebtedness" and (ii) as to which the Trustee has been given written notice of such designation.

              "Disqualified Capital Stock" means any Capital Stock of the Company or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness.

              "EBITDA" means, for any Person, for any period, an amount equal to (a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) to the extent it reduces Consolidated Net Income during such period, Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period, minus (b) all non-cash items increasing Consolidated Net Income for such period, all for the Company and its Restricted Subsidiaries determined in accordance with GAAP.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "fair market value" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Company delivered to the Trustee.

              "Final Maturity Date" shall be the date fixed in the Indenture for the final payment of principal on the Notes.

              "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

              "Global Note" means a Note issued to the Depositary or its nominee in accordance with Section 2.02 and bearing the legend required by
Section 2.02.

              "Guarantee" means the guarantee of the Obligations of the Company with respect to the Notes by each Guarantor pursuant to the terms of Article 10 hereof.

              "Guaranteed Permitted Unrestricted Subsidiary Obligations" shall have the meaning set forth in the definition of "Investments."

              "Guarantor" means each Subsidiary of the Company listed on the signature pages of this Indenture and each Restricted Subsidiary which thereafter guarantees payment of the Notes pursuant to the covenant described under Section 4.18.

              "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

              "incur" means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable with respect to (including as a result of an Asset Acquisition), or otherwise become responsible for, contingently or otherwise any Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable," and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

              "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capitalized Lease Obligations of such Person, (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligations so secured), (iii) guarantees of obligations of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any banker's acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed, (v) in the case of the Company, Disqualified Capital Stock of the Company or any Restricted Subsidiary, (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP) and (vii) the outstanding amount of any Guaranteed Permitted Unrestricted Subsidiary Obligations; provided, however, that except for purposes of this clause (vii) obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit (whether or not secured by a lien) supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as a part of a financing transaction, for the benefit of the Company or any Restricted Subsidiary, shall not be considered Indebtedness for purposes of this Indenture. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, provided (a) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (b) that Indebtedness shall not include any liability for Federal, state, local or other taxes.

              "Indenture" means this Indenture as amended, restated or supplemented from time to time.

              "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

              "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

              "Investments" means, (x) directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person and (y) any Permitted Unrestricted Subsidiary Obligation to the extent it is guaranteed by the

Company or a Restricted Subsidiary or otherwise is recourse to or obligates the Company or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof ("Guaranteed Permitted Unrestricted Subsidiary Obligations"). Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

              "Issue Date" means November __, 1996.

              "Junior Security" means any securities of the Company or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness of the Company or any Guarantor, as the case may be, to substantially the same extent as, or to a greater extent than, the Notes are subordinated as provided in this Indenture, in any event issued pursuant to a court order so providing and as to which (a) the rate of interest on such securities shall not exceed the effective rate of interest on the Notes on the date of this Indenture, (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the Notes on the date of this Indenture and (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness of the Company or Guarantor, as the case may be (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

              "Leverage Ratio" means the ratio of (i) the sum of the aggregate outstanding amount of (x) Indebtedness of the Company and the Restricted Subsidiaries and (y) except to the extent included in the previous clause (x), Preferred Stock of the Company's Restricted Subsidiaries as of the date of calculation on a consolidated basis in accordance with GAAP to (ii) the Company's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, the Company's "EBITDA" shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

              "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

              "Maturity Date" means [________ __], 2006.

              "Moody's" means Moody's Investors Service, Inc. and its successors.

              "Net Income" means with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

              "Net Proceeds" means (a) in the case of any sale of Capital Stock or Indebtedness by the Company, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

              "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

              "Obligations" means, with respect to any Indebtedness, including any Guarantee, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Indebtedness or Guarantee.

              "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer or the Secretary of the Company or a Guarantor, or any other officer designated by the Board of Directors, as the case may be.

              "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

              "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

              "Permitted Asset Swap" means the exchange, in the ordinary course of the outdoor advertising business, of any interest of the Company or any of the Restricted Subsidiaries in any Advertising Display or Displays for a similar interest in an Advertising Display or Displays of a Person other than the Company or such Restricted Subsidiary; provided that the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the Advertising Display or Displays being transferred by the Company or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the Board of Directors of the Company) of the Advertising Display or Displays received by the Company or such Restricted Subsidiary in such exchange.

              "Permitted Dividend Encumbrances" means encumbrances or restrictions (a) existing on the Issue Date, (b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided that in the case of clause (b) above such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to the Company or any of the other Restricted Subsidiaries, (c) arising under Indebtedness incurred pursuant to clause (i) of the definition of Permitted Indebtedness,
(d) arising under Refinancing Indebtedness; provided that the terms and conditions of any such restrictions are no less favorable to the Holders of Notes than those under the Indebtedness being refinanced, (e) customary provisions restricting the assignment of any contract or interest of the Company or any Restricted Subsidiary, (f) existing under an agreement relating to SBA Indebtedness, (g) existing under an agreement relating to any Permitted Lien referred to in clause (v) of the definition of "Permitted Liens" provided that such encumbrance or restriction only relates to the assets or property subject to such Permitted Lien and having an aggregate fair market value equal to the Indebtedness secured thereby, (h) imposed by applicable law and (i) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or of any assets of such Restricted Subsidiary, provided such encumbrances and restrictions apply solely to such Capital Stock or assets of such Restricted Subsidiary which are the subject of such binding agreement.

              "Permitted Holders" means (x) any of Charles Switzer, Charles W. Lamar, III, Kevin P. Reilly, Sr., members of their immediate families or any lineal descendant of any of the foregoing and the immediate families of any such lineal descendant, (y) any trust, to the extent it is for the benefit of any of the foregoing or (z) any Person, entity or group of Persons controlled by any of the foregoing.

              "Permitted Indebtedness" means:

              (i) Indebtedness of the Company and any Restricted Subsidiaries which are Guarantors pursuant to the Senior Credit Facility in an aggregate principal amount not to exceed $400 million, less the aggregate amount of all permanent repayments thereunder made in accordance with Section 4.14 and guarantees of such Indebtedness by Restricted Subsidiaries that are Guarantors;

              (ii)   Indebtedness under the Notes and the Guarantees;

              (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of this Indenture;

              (iv) Indebtedness of the Company to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary;

              (v) Purchase Money Indebtedness and Capitalized Lease Obligations incurred by the Company or any Restricted Subsidiary to acquire or lease property in the ordinary course of business, provided that (a) the aggregate amount of such Purchase Money Indebtedness and Capitalized Lease Obligations outstanding at any time shall not exceed the greater of (x) 5% of the Company's Consolidated Net Tangible Assets, at the time of the incurrence of any such Purchase Money Indebtedness or Capitalized Lease Obligation or (x) $10 million, and (b) in each case, such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, would not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased plus reasonable fees and expenses incurred in connection therewith;

              (vi)   Interest Rate Agreements and any guarantees thereof;

              (vii) additional Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor not to exceed $25 million in principal amount outstanding at any time; and

              (viii) Refinancing Indebtedness.

              "Permitted Investments" means, for any Person, Investments made on or after the date of this Indenture consisting of:

              (i) Investments by the Company or by a Restricted Subsidiary in the Company or a Restricted Subsidiary which is a Guarantor;

              (ii)   Temporary Cash Investments;

              (iii) Investments by the Company or by a Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary which is a Guarantor or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary which is a Guarantor; and

              (iv) an Investment that is made by the Company or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.14 hereof.

              "Permitted Liens" means (i) Liens existing on the Issue Date,
(ii) Liens on property or assets of, or any shares of stock of or secured debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary or at the time such corporation is merged into the Company or any of the Restricted Subsidiaries; provided that such Liens are not incurred in connection with, or in contemplation of, such corporation becoming a Restricted Subsidiary or merging into the Company or any of the Restricted Subsidiaries, (iii) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended, (iv) Liens in favor of the Company or any of the Restricted Subsidiaries, (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that any such Lien is created solely for the purpose of securing such Purchase Money Indebtedness and does not extend to or cover any Property other than such item of Property and any improvements on such item, (vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and secure obligations with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor,
(vii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings, (viii) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of Permitted Indebtedness provided that any such Lien does not extend to any property other than that subject to the underlying lease, (ix) Liens securing Senior Indebtedness, (x) Permitted Dividend Encumbrances and
(xi) Liens securing Indebtedness in an aggregate principal amount not to exceed $1 million outstanding at any time.

              "Permitted Unrestricted Subsidiary Obligations" shall have the meaning specified in the definition of "Unrestricted Subsidiary."

              "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

              "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

              "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Company) under GAAP.

              "Public Equity Offerings" means a public offering by the Company of shares of its common stock (however designated and whether voting or non-voting but excluding Disqualified Capital Stock) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Securities Act.

              "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which Indebtedness does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

              "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

              "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or the Restricted Subsidiaries pursuant to the terms of this Indenture (other than pursuant to clauses (i), (iv), (v), (vi) and (vii) of the definition of Permitted Indebtedness), but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of any premium required to be paid in connection with such refunding, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refunding, refinancing or extension by means of a tender offer or privately negotiated purchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness, and (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that the Company may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

              "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Restricted Subsidiaries as of the Issue Date and any all businesses that in the good faith judgment of the Board of Directors of the Company are materially related businesses.

              "Responsible Officer" when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

              "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and (y) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Wholly-Owned Restricted Subsidiary), (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of the Restricted Subsidiaries (other than Capital Stock owned by the Company or a Wholly-Owned Restricted Subsidiary), (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated or pari passu in right of payment to the Notes, (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment, (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary and (vi) forgiveness of any Indebtedness of an Affiliate of the Company (other than a Wholly-Owned Restricted Subsidiary) to the Company or a Restricted Subsidiary. For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

              "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of the Company as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 and no Default or Event of Default shall have occurred and be continuing.

              "S&P" means Standard & Poor's Corporation and its successors.

              "SBA Indebtedness" means Indebtedness incurred pursuant to the United States Small Business Administration Disaster Relief Loan program or any similar loan program, provided that such Indebtedness shall at all times be prepayable without penalty at the option of the obligor.

              "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Credit Facility" means the Credit Agreements dated as of May 19, 1993, as amended to date, and December 22, 1995, as amended to date, respectively, among the Company, the guarantor parties thereto, the several lenders from time to time parties thereto and The Chase Manhattan Bank, as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing, consolidating or otherwise restructuring (including adding Subsidiaries of the Company as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

              "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations, and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all obligations owed to lenders under the Senior Credit Facility, (b) all obligations with respect to any Interest Rate Agreement, (c) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments, (d) all other current or future Indebtedness which does not provide that it is to rank pari passu with or subordinate to the Notes or the Guarantees and (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries or Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (ii) Indebtedness represented by the Notes and the Guarantees, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness, (iv) to the extent it constitutes Indebtedness, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business,
(v) Indebtedness represented by Disqualified Capital Stock or (vi) that portion of any Indebtedness which is incurred in violation of this Indenture, provided, however, that in the case of any Indebtedness (regardless of whether or not such Indebtedness is incurred pursuant to the first or second paragraph of
Section 4.10), such Indebtedness shall not be deemed to have been incurred in violation of this Indenture if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from the Company to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture (but nothing in this clause (vi) shall preclude the existence of any Default or Events of Default in the event that such Indebtedness is in fact incurred in violation of this Indenture).

              "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

              "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held, directly or indirectly by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.

              "Temporary Cash Investments" or "cash equivalents" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase; (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by S&P and A-2 by Moody's, maturing within 365 days of purchase; or (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

              "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

              "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts.

              "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

              "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company, but only so long as (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, "Permitted Unrestricted Subsidiary Obligations"))
(A) is guaranteed by the Company or any Restricted Subsidiary, (B) is recourse to or obligates the Company or any Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to satisfaction thereof,
(ii) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) no Default or Event of Default shall have occurred and be continuing. Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the Board of Directors of the Company) and any such designation shall be permitted only if it complies with Section 4.12. The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company pursuant to the foregoing sentence, together with a copy of each such resolution adopted.

              "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

              "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other governing body of such Person.

              "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.02. Other Definitions.

              The definitions of the following terms may be found in the sections indicated as follows:

                                                    Defined
  Term                                             in Section
  ----                                             ----------
  "Affiliate Transaction" . . . . . . . . . . . .      4.15
  "Bankruptcy Law"  . . . . . . . . . . . . . . .      6.01
  "Business Day"  . . . . . . . . . . . . . . . .     12.08
  "Change of Control Offer" . . . . . . . . . . .      4.21
  "Change of Control Date"  . . . . . . . . . . .      4.21
  "Change of Control Purchase Price"  . . . . . .      4.21
  "Covenant Defeasance" . . . . . . . . . . . . .      9.03
  "Custodian" . . . . . . . . . . . . . . . . . .      6.01
  "Event of Default"  . . . . . . . . . . . . . .      6.01
  "Excess Proceeds Offer" . . . . . . . . . . . .      4.14
  "Funding Guarantor" . . . . . . . . . . . . . .     10.11
  "Guarantee Payment Blockage Period" . . . . . .     10.07
  "Guarantor Payment Default" . . . . . . . . . .     10.07
  "Guarantor Payment Notice"  . . . . . . . . . .     10.07
  "Legal Defeasance"  . . . . . . . . . . . . . .      9.02
  "Legal Holiday" . . . . . . . . . . . . . . . .     12.08
  "Offer Period"  . . . . . . . . . . . . . . . .      4.14
  "Pari Passu Excess Proceeds Offer . . . . . . .      4.14
  "Paying Agent"  . . . . . . . . . . . . . . . .      2.03
  "Payment Blockage Period" . . . . . . . . . . .     11.03
  "Payment Default" . . . . . . . . . . . . . . .     11.03
  "Payment Notice"  . . . . . . . . . . . . . . .     11.03
  "Purchase Date" . . . . . . . . . . . . . . . .      4.14
  "Registrar" . . . . . . . . . . . . . . . . . .      2.03
  "Reinvestment Date" . . . . . . . . . . . . . .      4.14

Section 1.03. Incorporation by Reference of Trust Indenture Act.

              Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

              "Commission" means the SEC.

              "indenture securities" means the Notes.

              "indenture securityholder" means a Noteholder.

              "indenture to be qualified" means this Indenture.

              "indenture trustee" or "institutional trustee" means the Trustee.

              "obligor on the indenture securities" means the Company, the Guarantors or any other obligor on the Notes or the Guarantees.

              All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.04. Rules of Construction.

              Unless the context otherwise requires:

              (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

              (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

              (3)    "or" is not exclusive;

              (4) words in the singular include the plural, and in the plural include the singular; and

              (5) words used herein implying any gender shall apply to every gender.

                                   ARTICLE 2.
                                   THE NOTES

Section 2.01. Form and Dating.

              The Notes (including Global Notes) and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

              If so provided in a Company Request pursuant to Section 2.02, the Notes shall be issued under this Indenture in the form of Global Notes. In such case, The Depositary Trust Company shall be the initial Depositary for such Global Notes. Global Notes will be registered in the name of the Depositary or a nominee of the Depositary.

              The terms and provisions contained in the Notes and the Guarantee shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Execution and Authentication.

              The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company.

              Such signature may be either manual or facsimile. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

              If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

              A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

              The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of $225,000,000 upon a Company Request. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

              The Company Request directing the authentication and delivery of Notes shall specify whether such Notes shall be issued in the form of definitive Notes or Global Notes. If the Company Request specifies that the Notes are to be issued in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with this Section and such Company Request, authenticate and deliver one or more Global Notes in definitive form that:

              (a) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Notes,

              (b) shall be registered in the name of the Depositary or a nominee of such Depositary,

              (c) shall, at the instruction of the Company, be delivered by the Trustee to the Depositary or held by the Trustee on behalf of the Depositary, and

              (d) shall include and bear a legend substantially to the effect that unless and until it is exchanged in whole or in part for definitive Notes, such Global Notes may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              The Depositary must, at the time of its designation and at all times when it serves as Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

              The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03. Registrar and Paying Agent.

              The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company or any Guarantor in respect of the Notes, Guarantees and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate of the Company may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

              The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent.
The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and the office or agency in the Borough of Manhattan for purposes of this Section
2.03 and 4.09 shall initially be ______________________.

Section 2.04. Paying Agent To Hold Assets in Trust.

              The Trustee as Paying Agent shall, and the Company shall require each Paying Agent other than the Trustee to agree in writing that, subject to Articles 10 and 11, each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Company and the Paying Agent shall notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Notes, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05. Noteholder Lists.

              The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Record Date and on or before each related Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange.

              Subject to the provisions of this Section 2.06, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, subject to the provisions of this Section 2.06, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request.

              Notwithstanding any other provision of this Section 2.06, unless and until it is exchanged in whole or in part for definitive Notes, a Global Note may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

              If (i) the Depositary is at any time unwilling, unable or ineligible to continue as Depositary and a successor Depositary is not appointed by the Company within 60 days of the date the Company is so informed in writing or becomes aware of the same, or (ii) an Event of Default has occurred and is continuing, the Company promptly will execute and deliver to the Trustee definitive Notes (and the Guarantors will execute and deliver the Guarantees endorsed thereon), and the Trustee, upon receipt of a Company Request for the authentication and delivery of such definitive Notes (which the Company will promptly execute and deliver to the Trustee), will authenticate and deliver definitive Notes, without charge, in an aggregate principal amount equal to the principal amount of the outstanding Global Notes, in exchange for all such Global Notes.

              In any exchange provided for in the preceding paragraph, the Company will execute (and the Guarantors will execute the Guarantees endorsed thereon) and the Trustee will authenticate and deliver definitive Notes in the authorized denominations provided by Section 2.01.

              Upon the exchange of a Global Note for definitive Notes, such Global Note shall be canceled by the Trustee. Definitive Notes issued in exchange for Global Notes pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.

              All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration or transfer or exchange.

              Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar or a co-Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or a co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

              Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06, 4.14, 4.21 or 8.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Section 2.07. Replacement Notes.

              If a mutilated Note is surrendered to the Trustee or if the Holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

Section 2.08. Outstanding Notes.

              Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

              If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

              If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

              Subject to Section 12.06, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09. Temporary Notes.

              Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10. Cancellation.

              The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and at the written request of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.10.

Section 2.11. Defaulted Interest.

              If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

Section 2.12. Deposit of Moneys.

              Prior to 10:00 a.m., New York City time, on each Interest Payment Date and on the Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or on the Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or on the Maturity Date, as the case may be.

Section 2.13. CUSIP Number.

              The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

                                   ARTICLE 3.
                                   REDEMPTION

Section 3.01. Notices to Trustee.

              If the Company elects to redeem Notes pursuant to Paragraph 6 of the Notes, it shall notify the Trustee of the Redemption Date and the principal amount of Notes to be redeemed at least 30 days (unless a shorter notice shall be satisfactory to the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.02. Selection by Trustee of Notes To Be Redeemed.

              If fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if such Notes are listed on any securities exchange, by a method that complies with the requirements of such exchange; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of Notes for redemption shall be made on a pro rata basis, unless such method is otherwise prohibited.

              The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or integral multiples thereof) of the principal amount of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notice of Redemption.

              At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

              The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

              (1)    the Redemption Date;

              (2)    the redemption price;

              (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

              (4)    the name and address of the Paying Agent;

              (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

              (6) that, unless (a) the Company defaults in making the redemption payment or (b) such redemption payment is prohibited pursuant to Article 10 or 11 hereof or otherwise, interest on the Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Notes redeemed;

              (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

              (8) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

              At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04. Effect of Notice of Redemption.

              Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, plus interest, if any, accrued to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Notes shall be paid at the redemption price, plus accrued interest, if any, to the Redemption Date unless prohibited by Article 10 or 11, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

Section 3.05. Deposit of Redemption Price.

              On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest, if any, on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

              On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph and the Company and the Paying Agent are not prohibited from paying such moneys to Holders, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

Section 3.06. Notes Redeemed in Part.

              Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                                   ARTICLE 4.
                                   COVENANTS

Section 4.01. Payment of Notes.

              The Company shall pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture.

              An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture or otherwise.

              The Company shall pay interest on overdue principal, and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.02. SEC Reports.

              The Company will deliver to the Trustee and Holders of Notes within 15 days after the filing of the same with the SEC, copies of the quarterly and annual report and of the information documents and other reports, if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC, to the extent permitted, and provide the Trustee, Holders of Notes and prospective holders of Notes with such quarterly and annual reports and such information, documents and other reports specified in Section 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA Section 314(a).

Section 4.03. Waiver of Stay, Extension or Usury Laws.

              The Company and each Guarantor covenant (to the extent that it may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company and each Guarantor hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04. Compliance Certificate.

              (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company and on or before 45 days after the end of the first, second and third quarters of each fiscal year of the Company, an Officers' Certificate which complies with TIA Section 314(a)(4) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

              (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.02 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of this Article 4 or Article 5 hereof of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

              (c) (i) If any Default or Event of Default has occurred and is continuing or (ii) if any Holder seeks to exercise any remedy hereunder with respect to a claimed Default under this Indenture or the Notes, the Company shall deliver to the Trustee an Officers' Certificate specifying such event, notice or other action within five Business Days of its becoming aware of such occurrence.

Section 4.05. Payment of Taxes and Other Claims.

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or properties of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim if the amount, applicability or validity thereof is being contested in good faith by appropriate proceedings and an adequate reserve has been established therefor to the extent required by GAAP.

Section 4.06. Maintenance of Properties and Insurance.

              (a) The Company shall cause all properties used in, or useful to the conduct of, its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times unless the failure to so maintain such properties (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section 4.06 shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and is not disadvantageous in any material respect to the Holders.

              (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

Section 4.07. Compliance with Laws.

              The Company shall, and shall cause each of its Subsidiaries to, comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its businesses and the ownership of its properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the business or financial condition of the Company and its Subsidiaries, taken as a whole.

Section 4.08. Corporate Existence.

              Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company and of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.09. Maintenance of Office or Agency.

              The Company shall maintain an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 12.02.

              The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations.

              The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 12.02 as such office of the Company.

Section 4.10. Limitation on Additional Indebtedness and Preferred Stock of
              Restricted Subsidiaries.

              The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness and will not permit any Restricted Subsidiary to issue any Preferred Stock, unless (a) after giving effect to the incurrence of such Indebtedness and the issuance of any such Preferred Stock and the receipt and application of the proceeds thereof, the Company's Leverage Ratio is less than (i) 6.50 to 1 if such Indebtedness is incurred or Preferred Stock is issued, as the case may be, on or prior to _____________, 1999, (ii) 6.25 to 1 if such Indebtedness is incurred or Preferred Stock is issued, as the case may be, after _______________, 1999 and on or prior to _______________, 2001 and (iii) 6.00 to 1 if such Indebtedness is incurred or Preferred Stock is issued, as the case may be thereafter, and
(b) no Default or Event of

Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness or issuance of such Preferred Stock. Notwithstanding the foregoing, Preferred Stock may only be issued by a Restricted Subsidiary of the Company pursuant to the preceding sentence to the extent such Restricted Subsidiary is a Guarantor.

              Notwithstanding the foregoing, the Company and the Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company will not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

Section 4.11. Limitation on Issuances and Sales of Preferred Stock by
              Restricted Subsidiaries.

              The Company (a) will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company or as permitted by the first paragraph of Section 4.10) and (b) will not permit any Person (other than the Company or a Wholly-Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company; provided, however, that this Section 4.11 shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of the Company owned by the Company or any of its Restricted Subsidiaries in compliance with the other provisions of this Indenture or (y) to the extent mandated by applicable law, directors' qualifying shares or investments by foreign nationals.

Section 4.12. Limitation on Restricted Payments.

              The Company will not make, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

              (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

              (b) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10; and

              (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (1) 100% of the Company's Cumulative EBITDA minus 1.4 times the Company's Cumulative Consolidated Interest Expense, plus (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which has been so converted or exercised or exchanged, as the case may be, plus (3) $25 million plus (4) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans, partial or total releases or discharges of Guaranteed Permitted Unrestricted Subsidiary Obligations, or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the fair market value thereof, not to exceed the amount of Investments previously made by the Company and its Restricted Subsidiaries in such Person. For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the Board of Directors of the Company reasonably and in good faith.

              The provisions of this Section 4.12 shall not prohibit (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture, (ii) the retirement of any shares of Capital Stock of the Company or Indebtedness which is subordinated or pari passu in right of payment to the Notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock); provided, however, that the amount of any such Net Proceeds that are utilized for any such retirement shall be excluded from clause (c)(2) of the previous paragraph, (iii) the redemption or retirement of Indebtedness of the Company which is subordinated or pari passu in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is, with respect to any such subordinated Indebtedness, contractually subordinated in right of payment to the Notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, with respect to any such pari passu Indebtedness, pari passu or subordinated in right of payment to the Notes and, with respect to any such subordinated or pari passu Indebtedness, (x) has no Stated Maturity earlier than the 91st day after the Final Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being redeemed or retired; provided, however, that the amount of any such Net Proceeds that are utilized for any such redemption or retirement shall be excluded from clause (c)(2) of the preceding paragraph,
(iv) the funding of loans (but not including the forgiveness of any such loan) to executive officers, directors and shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of the Company (other than Disqualified Capital Stock) or options on such shares held by the Company's or the Restricted Subsidiaries' officers or employees or former officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $1 million, and (v) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $20 million; provided, however, that the Company or the Restricted Subsidiaries may make additional Investments pursuant to this clause (v) up to an aggregate amount not to exceed $10 million if the Company is able, at the time of any such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.10; provided, further, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clause (i) and
(v) shall be included in the calculation.

              Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.12 were computed, which calculations may be based upon the Company's latest available financial statements, and that no Default or Event of Default exists and is continuing and no Default or Event of Default will occur immediately after giving effect to any Restricted Payments.

Section 4.13. Limitation on Other Senior Subordinated Debt.

              The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of the Company or any of the Guarantors, as the case may be, and
(ii) senior in right of payment to the Notes or any of the Guarantees, as the case may be.

Section 4.14. Limitation on Certain Asset Sales.

              The Company will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Company's Board of Directors, and evidenced by a Board Resolution); (ii) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments; provided, however, that the amount of (x) any liabilities of the Company or any Restricted Subsidiaries that are assumed by the transferee of such assets and for which the Company and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by the Company or any such Restricted Subsidiary which are converted into cash within 180 days of such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; provided, further, that the Company or such Restricted Subsidiary will not be required to comply with this clause (ii) with respect to a Permitted Asset Swap; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to permanently prepay, repay or purchase existing Senior Indebtedness (or Purchase Money Indebtedness that ranks pari passu in right of payment with the Notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a Lien granted pursuant to clause (v) of the definition of Permitted Liens) within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company and the Restricted Subsidiaries as conducted at the time of such Asset Sale, provided that such investment occurs and such Asset Sale Proceeds are so applied within 270 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $10 million, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"); provided, however, that the Company may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment to the Notes (a "Pari Passu Excess Proceeds Offer") and to the extent the Company so elects to make a Pari Passu Excess Proceeds Offer, Notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such Notes and pari passu Indebtedness then outstanding.
To the extent that the aggregate principal amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, the Company may use such deficiency for general corporate purposes. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness' pro rata share of such Available Asset Sale Proceeds, the Company shall use such remaining Available Asset Sale Proceeds to purchase any Notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or to the extent the Company elects to make a Pari Passu Excess Proceeds Offer, exceeds the Notes' pro rata share of such Available Asset Sale Proceeds, then Notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

              (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the Holders with a copy to the Trustee which shall include, among other things, the instructions, determined by the Company, that each such Holder must follow in order to have such Notes repurchased and the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Notes. The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

              (1) that the Excess Proceeds Offer is being made pursuant to this Section 4.14 and that the Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement or such longer period as may be required by law (the "Offer Period");

              (2) that such Holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase;

              (3) the purchase price and the purchase date (the "Purchase Date") which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

              (4) that any Note not tendered or accepted for payment will continue to accrue interest;

              (5) that any Note accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date;

              (6) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

              (7) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Note purchased;

              (8) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

              (9) whether the Company is also making a Pari Passu Excess Proceeds Offer and to the extent the Company is also making such a Pari Passu Excess Proceeds Offer the aggregate principal amount of Notes and such pari passu Indebtedness which may be purchased by the Company on a pro rata basis based on the aggregate principal amount of Notes and such pari passu Indebtedness then outstanding (including any calculations with respect thereto); and

              (10) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Available Asset Sale Proceeds or to the extent the Company elects to make a Pari Passu Excess Proceeds Offer, the Notes' pro rata share of such Available Asset Sale Proceeds, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased).

              On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Notes or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this
Section 4.14. The Paying Agent shall promptly (but in any case not later than three Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Note tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date.

Section 4.15. Limitation on Transactions with Affiliates.

              (a) The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which the Company or any of the Restricted Subsidiaries owns a minority interest) or holder of 5% or more of the Company's Common Stock (each of the foregoing, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $1 million, the Company must obtain a Board Resolution approved by a majority of the members of the Board of Directors of the Company (and a majority of the disinterested members of the Board of Directors of the Company) certifying that such Affiliate Transaction complies with this Section 4.15. In any Affiliate Transaction with a value in excess of $5 million, the Company must obtain a written opinion that such Affiliate Transaction complies with this Section 4.15 from an independent investment banking firm of nationally recognized standing.

              (b) The foregoing provisions will not apply to (i) any Restricted Payment that is not prohibited by Section 4.12, (ii) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries, or (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and any employment and consulting agreements entered into by the Company or any Restricted Subsidiary with their executives or consultants in the ordinary course of business.

Section 4.16. Limitations on Liens.

              The Company will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property, assets, income or profits of the Company or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired), unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the Notes, then the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the Notes, any such Lien shall be subordinated to the Lien granted to the Holders of the Notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the Notes.

Section 4.17. Limitation on Dividends and Other  Payment Restrictions Affecting
              Subsidiaries.

              The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock,
(b) pay any Indebtedness owed to the Company or any Restricted Subsidiary, (c) make loans or advances to the Company or any Restricted Subsidiary, (d) transfer any of its properties or assets to the Company or any Restricted Subsidiary, (e) grant Liens on or security interests on the assets of the Company or the Restricted Subsidiaries in favor of the Holders of the Notes, or
(f) guarantee the Notes or any renewals or refinancings thereof, except for Permitted Dividend Encumbrances.

Section 4.18. Guarantees of Certain Indebtedness.

              The Company will not permit any of the Restricted Subsidiaries (other than the Guarantors) to (a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any other Restricted Subsidiary or (b) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of the Company, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee of the Notes pursuant to
Article 10
of this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 4.19. Payments for Consent.

              Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20. Line of Business.

              The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

Section 4.21. Change of Control.

              (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company will notify the Holders of the Notes in writing of such occurrence and shall make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a Business Day (a "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control Date all of the then outstanding Notes at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, to the Change of Control Purchase Date.

              (b) Notice of a Change of Control Offer shall be sent, by first-class mail, postage prepaid, by the Company not later than the 30th day after the Change of Control Date to the Holders of the Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

              (i) that the Change of Control Offer is being made pursuant to this Section 4.21 and that all Notes validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

              (ii) the purchase price (including the amount of accrued interest, if any) for each Note, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

              (iii) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

              (iv) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

              (v) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

              (vi) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;

              (vii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

              (viii) the instructions that Holders must follow in order to tender their Notes; and

              (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.02), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

              On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

              (c) (i) If the Company or any Restricted Subsidiary has issued any outstanding Indebtedness that is subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as the case may be, or the Company or any Restricted Subsidiary has issued any Preferred Stock, and the Company or such Restricted Subsidiary is required to make a change of control offer or to repurchase or make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, the Company or such Restricted Subsidiary shall not consummate any such change of control offer, repurchase or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company shall have paid the Change in Control Purchase Price in full to Holders of Notes that have accepted the Company's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to Holders of the Notes and (ii) the Company or any Restricted Subsidiary will not issue Indebtedness that is subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary and the Company and its Restricted Subsidiaries will not issue Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control under this Indenture.

              In the event that a Change of Control occurs and the holders of Notes exercise their right to require the Company to purchase Notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, the Company will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

                                   ARTICLE 5.
                             SUCCESSOR CORPORATION

Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.

              (a) The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person or Persons, and the Company will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to any other Person or Persons, unless at the time of and after giving effect thereto (i) either (A) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or (B) the Person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee Person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture, and in each case, this Indenture shall remain in full force and effect; and (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 hereof (assuming a market rate of interest with respect to such additional Indebtedness).

              (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.01 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.02. Successor Person Substituted.

              Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company or any Restricted Subsidiary in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter (except with respect to any such transfer which is a lease) the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Notes.

                                   ARTICLE 6.
                             DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

              An "Event of Default" occurs if:

              (1) there is a default in the payment of any principal of, or premium, if any, on the Notes when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 11 hereof;

              (2) there is a default in the payment of any interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 11 hereof;

              (3) the Company or any Guarantor defaults in the observance or performance of any other covenant in the Notes or this Indenture for 45 days after written notice from the Trustee or the Holders of not less than 25% in the aggregate principal amount of the Notes then outstanding;

              (4) there is a default or are defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Restricted Subsidiary of the Company then has outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

              (5) a court of competent jurisdiction enters a final judgment or judgments which can no longer be appealed for the payment of money in excess of $10 million (not covered by insurance) against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

              (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                     (A)    commences a voluntary case,

                     (B) consents to the entry of an order for relief against it in an involuntary case,

                     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                     (D) makes a general assignment for the benefit of its creditors, or

                     (E) generally is not paying its debts as they become due; or

              (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company or any Restricted Subsidiary in an involuntary case,

                     (B) appoints a Custodian of the Company or any Restricted Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary, or

                     (C) orders the liquidation of the Company or any Restricted Subsidiary,

       and the order or decree remains unstayed and in effect for 60 days.

              The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

              The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal or premium, if any, or interest on the Notes) in accordance with Section 7.05.

Section 6.02. Acceleration.

              If an Event of Default (other than an Event of Default arising under Section 6.01(6) or (7)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may by written notice to the Company and the Trustee declare that the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest to the date of acceleration are immediately due and payable, in which case either (i) such amounts shall become immediately due and payable; or (ii) if there are any amounts outstanding under or in respect of the Senior Credit Facility, such amounts shall become due and payable upon the first to occur of an acceleration under or in respect of the Senior Credit Facility or five Business Days after receipt by the Company and the agent for the lenders under the Senior Credit Facility of notice of the acceleration of the Notes; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of accelerated principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived,
(ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid and (iii) if the rescission would not conflict with any judgment or decree. No such rescission shall affect any subsequent Default or impair any right consequent thereto. In case an Event of Default specified in Section 6.01(6) or (7) with respect to the

Company occurs, such principal, premium, if any, and interest amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Section 6.03. Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Events of Default.

              Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05. Control by Majority.

              The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on





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
the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitation on Suits.

              Subject to Section 6.07 below, a Noteholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

              (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

              (2) the Holders of at least 25% in aggregate principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

              (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

              (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

              (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Notes then outstanding.

              A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07. Rights of Holders To Receive Payment.

              Notwithstanding any other provision of this Indenture (but in any event subject to the provisions of Articles 10 and 11), the right of any Holder of a Note to





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
receive payment of principal of, or premium, if any, and interest of the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

              If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

              The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to the Company or the Guarantors (or any other obligor upon the Notes), any of their respective creditors or any of their respective property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to





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
the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

              Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

Section 6.10. Priorities.

              If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

              FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

              SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

              THIRD: to the Company or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

              The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01. Duties of Trustee.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the same circumstances in the conduct of his own affairs.

              (b)    Except during the continuance of an Event of Default:

              (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

              (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.





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
              (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

              (1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

              (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

              (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 hereof.

              (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

              (e)    Whether or not therein expressly so provided, paragraphs
(a), (b), (c) and (d) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

              (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

Section 7.02. Rights of Trustee.

              Subject to Section 7.01 hereof:

              (1) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document reasonably believed by it to be genuine and to have been signed or presented by the proper person.

       The Trustee need not investigate any fact or matter stated in the document.

              (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 12.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

              (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed by it with due care.

              (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

              (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

              (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Section 7.03. Individual Rights of Trustee.

              The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company or any Guarantor, or any





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
Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

              The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes other than its certificate of authentication.

Section 7.05. Notice of Default.

              If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default or the Event of Default, as the case may be, within 30 days after it occurs. Except in the case of a Default or an Event of Default in payment of the principal of, or premium, if any, or interest on any Note the Trustee may withhold the notice if and so long as the Board of Directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Noteholders.

Section 7.06. Reports by Trustee to Holders.

              Within 60 days after May 15 of each year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

              A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC, the New York Stock Exchange and each other stock exchange, if any, on which the Notes are listed. The Company shall promptly





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
notify the Trustee when the Notes are listed on any other stock exchange and the Trustee shall comply with TIA Section 313(d).

Section 7.07. Compensation and Indemnity.

              The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any provision of law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee for, and hold it harmless against, any and all loss or liability incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity.

              However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations. Notwithstanding the foregoing, the Company and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Notes.

              When the Trustee incurs expenses or renders services after an Event of Default specified in Section

6.01(6) or (7) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

              For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.

              The Trustee may resign by so notifying the Company in writing.

              The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

              (1)    the Trustee fails to comply with Section 7.10 hereof;

              (2)    the Trustee is adjudged a bankrupt or an insolvent;

              (3) a receiver or other public officer takes charge of the Trustee or its property; or

              (4)    the Trustee otherwise becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly notify each Holder of such event and shall promptly appoint a successor Trustee.

              If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 7.10 hereof, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section
7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b), including the provision in Section 310(b)(1).

Section 7.11. Preferential Collection  of Claims Against Company.

              The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.





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
Section 7.12. Paying Agents.

              The Company shall cause each Paying Agent other than the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

              (1) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Company or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

              (2) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

              (3)    that it will give the Trustee written notice within three
       (3) Business Days of any failure of the Company (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

                                   ARTICLE 8.
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.

              The Company and the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes without notice to or consent of any Noteholder:

              (1)    to comply with Section 5.01 hereof;

              (2) to provide for uncertificated Notes in addition to certificated Notes;

              (3)    to add new Subsidiary Guarantors pursuant to Section
       10.04;

              (4)    to comply with any requirements of the SEC under the TIA;
       or

              (5) to cure any ambiguity, defect or inconsistency, or to make any other change that does not adversely affect the rights of any Noteholder.

              The Trustee is hereby authorized to join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.

              The Company, the Guarantors, when authorized by a Board Resolution of each of them, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes without notice to any Noteholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes without notice to any Noteholder. Subject to Section 8.04, without the consent of each Noteholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

              (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Notes;

              (2) reduce the rate of or change the time for payment of interest on any Note;

              (3) reduce the principal of or premium on or change the stated maturity of any Note;

              (4) make any Note payable in money other than that stated in the Note;

              (5) change the amount or time of any payment required by the Notes or reduce the premium payable upon any redemption of the Notes, or change the time before which no such redemption may be made;

              (6) waive a default in the payment of the principal of, interest on, or redemption payment with respect to, any Note;

              (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02;

              (8) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer after such obligation has arisen or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers; or

              (9) take any other action otherwise prohibited by this Indenture to be taken without the consent of each holder affected thereby.

              Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Noteholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

              It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.

              Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.

              Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

              After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (10) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05. Notation on or Exchange of Notes.

              If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee To Sign Amendments, etc.

              The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture. The Company or any Guarantor may not sign an amendment or supplement until the Board of Directors of the Company or such Guarantor, as appropriate, approves it.

                                   ARTICLE 9.
                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture.

              The Company and the Guarantors may terminate their obligations under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if there shall have been canceled by the Trustee or delivered to the Trustee for cancellation all Notes theretofore authenticated and delivered (other than any Notes that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

              After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

              Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive.

Section 9.02. Legal Defeasance.

              The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (B) the Company's obligations with respect to such Notes under Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08 and 4.09 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03. Covenant Defeasance.

              At the option of the Company, pursuant to a Board Resolution, the Company and the Guarantors shall be released from their respective obligations under Sections 4.02 through 4.08 and Sections 4.10 through 4.21 hereof, inclusive, and Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

              The following shall be the conditions to application of Section
9.02 or Section 9.03 hereof to the outstanding Notes:





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              (1)    the Company shall irrevocably have deposited or caused to
       be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Notes at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Notes;

              (2) no Event of Default or Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the Company;





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              (4)    such Legal Defeasance or Covenant Defeasance shall not
       result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

              (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

              (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Notes or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

              (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

              (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance





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       under Section 9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

              (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

              (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

Section 9.05. Deposited Money and U.S. Government Obligations To Be Held in
              Trust; Other Miscellaneous Provisions.

              All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

              Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or





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U.S. Government Obligations held by it as provided in Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02, 9.03 or 9.04 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and each Guarantor's obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02, 9.03 or
9.04 hereof; provided, however, that if the Company or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Company or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. Moneys Held by Paying Agent.

              In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.





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Section 9.08. Moneys Held by Trustee.

              Any moneys deposited with the Trustee or any Paying Agent or then held by the Company or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Company (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Company or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Company and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the Guarantors or the release of any money held in trust by the Company or any Guarantors, as the case may be, Noteholders entitled to the money must look only to the Company and the Guarantors for payment as general creditors unless applicable abandoned property law designates another person.





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                                  ARTICLE 10.
                               GUARANTEE OF NOTES

Section 10.01. Guarantee.

              Subject to the provisions of this Article 10, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder and to the Trustee, on behalf of the Holders, (i) the due and punctual payment of the principal of, and premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, and premium, if any, and interest on the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Company with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

              Each Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof, premium if any, and interest thereon and as provided in Section 9.01 hereof. Each Guarantor further agrees that, as between such





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Guarantor, on the one hand, and the Holders and the Trustee, on the other hand,
(i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in
Article 6 hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article 6 hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article 10 and not discharged.

              The Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

Section 10.02. Execution and Delivery of Guarantees.

              To evidence the Guarantee set forth in this Article 10, each Guarantor hereby agrees that a notation of such Guarantee shall be placed on each Note authenticated and made available for delivery by the Trustee and that this Guarantee shall be executed on behalf of each Guarantor by the manual or facsimile signature of an Officer of each Guarantor.

              Each Guarantor hereby agrees that the Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

              If an Officer of a Guarantor whose signature is on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.





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              The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Guarantor.

Section 10.03. Limitation of Guarantee.

              The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. In making any calculation relevant to determining such maximum amount, all Senior Indebtedness shall be deemed to have been incurred prior to the Issue Date.

Section 10.04. Additional Guarantors.

              The Company covenants and agrees that it will cause any Restricted Subsidiary which becomes obligated to guarantee the Notes, pursuant to the terms of Section 4.18 hereof, to execute a supplemental indenture satisfactory in form and substance to the Trustee pursuant to which such Restricted Subsidiary shall guarantee the obligations of the Company under the Notes and this Indenture in accordance with this Article 10 with the same effect and to the same extent as if such Person had been named herein as a Guarantor. Upon the execution of such a Supplemental Indenture, the Guarantee of such Restricted Subsidiary shall be deemed to be notated on each outstanding Note. Notes delivered by the Trustee after the execution and delivery of such Supplemental Indenture shall include the notation of the Guarantee of such Restricted Subsidiary but the failure to include such a notation shall not otherwise effect the validity or enforceability of such Guarantee.





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Section 10.05. Release of Guarantor.

       Upon (i) the release of all guarantees by a Guarantor of any Indebtedness of the Company and the release of all Liens on the property and assets of such Guarantor securing such guarantees or Indebtedness or (ii) the sale or disposition (whether by merger, sale of stock or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of the Company which is otherwise in compliance with this Indenture (and providing that the guarantees and Liens referred to in the foregoing clause (i) are also released at such time), and in each such case, the delivery to the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that all such conditions in the foregoing clause (i) or (ii), as the case may be, have been complied with, such Guarantor shall be deemed released from all of its obligations under this Indenture and its Guarantor.

Section 10.06. Guarantee Obligations Subordinate to Senior Indebtedness.

              Each Guarantor and each Holder, by its acceptance of the Notes, agree that the payment of the principal of and interest on the Notes pursuant to the Guarantees and any other payment in respect of the Notes by each Guarantor is subordinated, to the extent and in the manner provided in this
Article 10, to the prior payment in full in cash of all Senior Indebtedness of such Guarantor and that these subordination provisions are for the benefit of the holders of Senior Indebtedness of the Guarantors.

              This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness of a Guarantor, and such provisions are made for the benefit of the holders of Senior Indebtedness of the Guarantors, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.





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Section 10.07. No Payment on Guarantees in Certain Circumstances.

              (a) No payment (by set-off or otherwise) shall be made by or on behalf of a Guarantor on account of its Obligations on its Guarantee) (other than Junior Securities), (i) upon the maturity of any Senior Indebtedness of such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness of such Guarantor are first paid in full in cash or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on Senior Indebtedness of such Guarantor when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Guarantor Payment Default"), unless and until such Guarantor Payment Default has been cured or waived or otherwise has ceased to exist.

              (b) Upon (i) the happening of an event of default (other than a Guarantor Payment Default) that permits the holders of Designated Senior Indebtedness of a Guarantor to declare such Designated Senior Indebtedness of such Guarantor to be due and payable and (ii) written notice of such event of default given to such Guarantor, the Company and the Trustee by the representative of the holders of such Designated Senior Indebtedness of such Guarantor (a "Guarantor Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of such Guarantor on account of its Obligations under its Guarantee, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Indebtedness of such Guarantor in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Guarantor Payment Notice is delivered as set forth above (the "Guarantor Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Guarantor Payment Blockage Period, such Guarantor shall, unless a Guarantor Payment Default with respect to such





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Designated Senior Indebtedness of such Guarantor exists, resume making any and all required payments in respect of its Obligations under its Guarantee. Any number of Guarantor Payment Notices may be given; provided, however, that (i) not more than one Guarantor Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Guarantor Payment Notice if the representative of the holders of Designated Senior Indebtedness of such Guarantor that gave such Guarantor Payment Notice knew of such default on such date (whether or not such event of default is on the same issue of Designated Senior Indebtedness of such Guarantor) shall be made the basis for the commencement of any other Guarantor Payment Blockage Period unless such default has been cured or waived for a period of at least 90 consecutive days.

              (c) In furtherance of the provisions of Section 10.01, in the event that, notwithstanding the foregoing provisions of this Section 10.07, any payment on account of a Guarantor's Obligations on its Guarantee (other than Junior Securities) shall be received by the Trustee at a time when such payment is prohibited by the provisions of this Section 10.07, such payment shall be held in trust for the benefit of the holders of Senior Indebtedness of such Guarantor, and shall be paid or delivered by the Trustee, to the holders of Senior Indebtedness of such Guarantor remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness of such Guarantor held or represented by each, for application to the payment of all such Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Indebtedness of such Guarantor in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of such Guarantor.





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Section 10.08. Guarantee Obligations Subordinated to Prior Payment of All
               Senior Indebtedness of Guarantors on Dissolution, Liquidation or Reorganization.

              Upon any distribution of assets of a Guarantor upon any dissolution, winding up, total or partial liquidation or reorganization of such Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

              (a) the holders of all Senior Indebtedness of such Guarantor will first be entitled to receive payment in full in cash before the Holders are entitled to receive any payment on account of such Guarantor's Obligations on its Guarantee (other than Junior Securities);

              (b) any payment or distribution of assets of such Guarantor of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article 10, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness of such Guarantor or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness of such Guarantor held or represented by each, for application to the payment of all such Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness of such Guarantor remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of such Guarantor; and





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              (c)  in the event that, notwithstanding the foregoing, any payment or distribution of assets of such Guarantor (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness of such Guarantor, and shall be paid or delivered by the Trustee to the holders of such Senior Indebtedness of such Guarantor remaining unpaid, to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness of such Guarantor may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness of such Guarantor held or represented by each, for application to the payment of all such Senior Indebtedness of such Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness of such Guarantor in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of such Guarantor.

Section 10.09. Holders to be Subrogated to Rights of Holders of Senior
               Indebtedness of Guarantors.

              Subject to the payment in full in cash of all Senior Indebtedness of each Guarantor as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness of such Guarantor to receive payments or distributions of assets of such Guarantor applicable to the Senior Indebtedness of such Guarantor until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness of such Guarantor by or on behalf of such Guarantor, or by or on behalf of the Holders by virtue of this Article 10, which otherwise would have been made to the Holders shall, as between such Guarantor and the Holders, be deemed to be payment by such Guarantor or on account of such Senior Indebtedness of such Guarantor, it being understood that the provisions of this Article 10 are and are intended






                                       98
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solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness of such Guarantor, on the other hand.

              If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment of amounts payable under Senior Indebtedness of a Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness of such Guarantor any payments or distributions received by such holders of Senior Indebtedness of such Guarantor in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness of such Guarantor in full in cash.

Section 10.10. Application of Certain Article 11 Provisions.

              The provisions of Sections 11.05, 11.06, 11.07, 11.08. 11.09,
11.10, 11.11, and 11.12 hereof shall apply, mutatis mutandis, to each Guarantor and their respective holders of Senior Indebtedness and the rights, duties and obligations set forth therein shall govern the rights, duties and obligations of each Guarantor, the holders of Senior Indebtedness of such Guarantor, the Holders and the Trustee with respect to the Guarantee of such Guarantor and all references therein to Article 11 hereof shall mean this Article 10.

Section 10.11. Contribution.

              In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the





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Notes or any other Guarantor's Obligations with respect to its Guarantee.

                                  ARTICLE 11.
                             SUBORDINATION OF NOTES

Section 11.01. Notes Subordinate to Senior Indebtedness.

              The Company and each Holder, by its acceptance of the Notes, agree that (a) the payment of the principal of and interest on the Notes and
(b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by the Company (including, without limitation, pursuant to Section 4.14 or 4.21) is subordinated, to the extent and in the manner provided in this Article 11, to the prior payment in full in cash of all Senior Indebtedness of the Company and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

              This Article 11 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

Section 11.02. No Payment on Notes in Certain Circumstances.

              (a) No payment (by set-off or otherwise) shall be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes (including any repurchases of Notes), or on account of the redemption provisions of the Notes, for cash or property (other than Junior Securities), (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and interest on such Senior Indebtedness are first paid in full in cash or (ii) in the event of default in the payment of any principal of,

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premium, if any, or interest on Senior Indebtedness of the Company when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

              (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness to declare such Designated Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to the Company and the Trustee by the representative of the holders of such Designated Senior Indebtedness (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of the Company on account of the principal of, premium, if any, or interest on the Notes, or on account of the redemption provisions of the Notes, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, the Company shall, unless a Payment Default exists, be required to pay all sums not paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice if the representative of the holders of Designated Senior Indebtedness that gave such Payment Notice knew of such default on such date (whether or not such event of default is on the same issue of Designated Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period unless such default has been cured or waived for a period of at least 90 consecutive days.

              (c) In furtherance of the provisions of Section 11.01, in the event that, notwithstanding the foregoing provisions of this Section 11.02, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the provisions of this Section 11.02, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee, to the holders of such Senior Indebtedness remaining unpaid or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or provide for the payment of all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 11.03. Notes Subordinated to Prior Payment of All Senior Indebtedness
               on Dissolution, Liquidation or Reorganization.

              Upon any distribution of assets of the Company upon any dissolution, winding up, total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

              (a) the holders of all Senior Indebtedness of the Company will first be entitled to receive payment in full in cash before the Holders are entitled to receive any payment on account of the principal of, premium, if any, and interest on the Notes (other than Junior Securities);

              (b) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the provisions of this Article 11, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

              (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the Trustee to the holders of such Senior Indebtedness remaining unpaid, to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

Section 11.04. Holders to be Subrogated to Rights of Holders of Senior
               Indebtedness.

              Subject to the payment in full in cash of all Senior Indebtedness of the Company as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by or on behalf of the Company, or by or on behalf of the Holders by virtue of this Article 11, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article 11 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

              If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 11 shall have been applied, pursuant to the provisions of this Article 11, to the payment of amounts payable under Senior Indebtedness of the Company, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

Section 11.05. Obligations of the Company Unconditional.

              Nothing contained in this Article 11 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company and the Holders, the obligation of each such Person, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 11, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article 11 or elsewhere in this Indenture or in the

Notes, upon any distribution of assets of the Company referred to in this
Article 11, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 11 so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article 11. Nothing in this Section 11.05 shall apply to the claims of, or payments to, the Trustee under or pursuant to Section 7.07.

Section 11.06. Trustee Entitled to Assume Payments Not Prohibited in Absence of
               Notice.

              The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than the close of business on the Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

Section 11.07. Application by Trustee of Assets Deposited With it.

              Amounts deposited in trust with the Trustee pursuant to and in accordance with Article 9 shall be for the sole benefit of Holders of Notes and shall not be subject to the subordination provisions of this Article 11.

Otherwise, any deposit of assets with the Trustee or the Paying Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.01, 11.02, 11.03 and 11.04; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.06, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 11.08. Subordination Rights Not Impaired by Acts of or Omissions of the
               Company or Holders of Senior Indebtedness.

              No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article 11 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

Section 11.09. Holders Authorize Trustee to Effectuate Subordination of Notes.

              Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this

Article 11 and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and causing said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Holder in any such proceeding.

Section 11.10. Right of Trustee to Hold Senior Indebtedness.

              The Trustee shall be entitled to all of the rights set forth in this Article 11 in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

Section 11.11. Article 11 Not to Prevent Events of Default.

              The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this
Article 11 shall not be
construed as preventing the occurrence of a Default or an Event of Default under Section 6.01 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.

Section 11.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

              The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 11 or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Senior Indebtedness, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.

                                  ARTICLE 12.
                                 MISCELLANEOUS

Section 12.01. Trust Indenture Act Controls.

              If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 12.02. Notices.

              Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

                 If to the Company or any Guarantor:

                        Lamar Advertising Company
                        5551 Corporate Boulevard
                        Baton Rouge, Louisiana  70808

                        Attention: Chief Financial Officer

                 Copy to:

                        Palmer & Dodge LLP
                        One Beacon Street
                        Boston, Massachusetts  02108
                        Attention: George Ticknor, Esq.

                 If to the Trustee:

                        State Street Bank and Trust Company
                        ________________________________
                        ________________________________

                        Attention: ____________________

              The Company, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company, the Trustee, or the Guarantors shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

              Any notice or communication mailed to a Noteholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

              Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication to a Noteholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

              In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 12.03. Communications by Holders with Other Holders.

              Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

              Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

              (1) an Officers' Certificate (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

              (2) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05. Statements Required in Certificate and Opinion.

              Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

Section 12.06. When Treasury Notes Disregarded.

              In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 12.07. Rules by Trustee and Agents.

              The Trustee may make reasonable rules for action by or at meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 12.08. Business Days; Legal Holidays.

              A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the Commonwealth of Massachusetts.

              If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.09. Governing Law.

              THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE GUARANTEES.

Section 12.10. No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11. No Recourse Against Others.

              A director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Noteholder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.12. Successors.

              All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13. Multiple Counterparts.

              The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14. Table of Contents, Headings, etc.

              The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Separability.

              Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, and the Company's corporate seal to be hereunto affixed and attested, all as of the date and year first written above.



                                      LAMAR ADVERTISING COMPANY




                                      By:
                                             -----------------------------
                                             Name:
                                             Title:
ATTEST:



------------------------------
Name:
Title:

Guarantors:
                                      The Lamar Corporation
                                      Interstate Logos, Inc.
                                      Lamar Advertising of
                                        Colorado Springs, Inc.
                                      Lamar Advertising of
                                        Jackson, Inc.
                                      Lamar Advertising of
                                        Mobile, Inc.
                                      Lamar Advertising of
                                        South Georgia, Inc.
                                      Lamar Advertising of
                                        South Mississippi, Inc.
                                      Lamar Advertising of
                                        Tallahassee, Inc.
                                      TLC Properties, Inc.
                                      Missouri Logos, Inc.
                                      Nebraska Logos, Inc.
                                      Oklahoma Logo Signs, Inc.
                                      Utah Logos, Inc.
                                      Ohio Logos, Inc.
                                      Georgia Logos, Inc.
                                      Kansas Logos, Inc.
                                      Lamar Air, LLC
                                      Lamar Pensacola Transit, Inc.
                                      Lamar Tennessee Limited
                                        Partner, Inc.
                                      Lamar Tennessee Limited
                                        Partnership
                                      Lamar Tennessee Limited
                                        Partnership II

                                      Lamar Texas General Partner, Inc.
                                      Lamar Texas Limited Partnership
                                      Michigan Logos, Inc.
                                      Minnesota Logos, Inc.
                                      Minnesota Logos, a Partnership
                                      Mississippi Logos, Inc.
                                      New Jersey Logos, Inc.
                                      South Carolina Logos, Inc.
                                      Tennessee Logos, Inc.
                                      Texas Logos, Inc.
                                      TLC Properties II, Inc.
                                      Virginia Logos, In.
                                      Lamar Advertising of Youngstown,
                                        Inc.



                                      By:
                                             -----------------------------
                                             Name:
                                             Title:
ATTEST:



------------------------------
Name:
Title:
                                      STATE STREET BANK AND TRUST
                                      COMPANY, as Trustee


                                      By:
                                             -----------------------------
                                             Name:
                                             Title:
ATTEST:



------------------------------
Name:
Title:

                                   EXHIBIT A

[LEGEND FOR INCLUSION ON GLOBAL NOTES -- THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.] [LEGEND FOR INCLUSION IF THE DEPOSITARY TRUST COMPANY IS THE DEPOSITARY -- UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                                 CUSIP__________

No. ___________                                                    $____________

                           LAMAR ADVERTISING COMPANY

                   [____]% SENIOR SUBORDINATED NOTE DUE 2006

              Lamar Advertising Company, a Delaware corporation (the "Company", which term includes any successor corporation), for value received promises to pay to _____________________________or registered assigns the principal sum of ____________________________________________________ Dollars, on ____________,
2006.

              Interest Payment Dates: ___________ and __________, commencing __ ________, 1997.

              Record Dates:  ____________ and __________________.

              Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

              IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

                                        LAMAR ADVERTISING COMPANY


                                        By:
                                           -----------------------------------


                                        By:
                                           -----------------------------------
                                        [SEAL]
Certificate of Authentication:

This is one of the [    ]%
                    ----
Senior Subordinated Notes due
2006 referred to in the
within-mentioned Indenture

Date:

STATE STREET BANK AND TRUST
COMPANY, as Trustee


By:
    ------------------------------
       Authorized Signatory

                                 (REVERSE SIDE)
                           LAMAR ADVERTISING COMPANY

                   [____]% SENIOR SUBORDINATED NOTE DUE 2006
1.  INTEREST.

              Lamar Advertising Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note semiannually on ______ and ______ of each year (each an "Interest Payment Date"), commencing on ____________, 1997 at the rate of [____]% per annum. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

              The Company shall pay interest on overdue principal, and on overdue premium, if any, and overdue interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Notes.

2.  METHOD OF PAYMENT.

              The Company will pay interest on this Note provided for in Paragraph 1 above (except defaulted interest) to the person who is the registered Holder of this Note at the close of business on the Record Date immediately preceding the Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that so long as this Note is a Global Note such payments will be made in immediately available funds and the Company may pay principal, premium, if any, and interest on a Note which is not a Global Note by check payable in such money. The Company may mail an interest check with respect to any Note that is not a Global Note to the Holder's registered address.

3.  PAYING AGENT AND REGISTRAR.

              Initially, State Street Bank and Trust Company, a trust company duly organized under the laws of the Commonwealth of Massachusetts (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Notes. Neither the Company nor any of its Subsidiaries or Affiliates may act as Paying Agent but may act as registrar or co-registrar.

4.  INDENTURE; RESTRICTIVE COVENANTS.

              The Company issued this Note under an Indenture dated as of ______ __, 1996 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of this Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. This Note is subject to all such terms, and the Holder of this Note is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Note, unless otherwise defined, have the meanings assigned to them by the Indenture.

              The Notes are general unsecured obligations of the Company limited to $225,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of Indebtedness and Liens by the Company and its Restricted Subsidiaries, mergers and sale of assets, the payment of dividends on, or the repurchase of, Capital Stock of the Company and its Restricted Subsidiaries, certain other Restricted Payments by the Company and its Restricted Subsidiaries and certain transactions with Affiliates.

5.  SUBORDINATION.

              The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness, and this

Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

6.  OPTIONAL REDEMPTION.

              The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after _____________, 2001 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on ________, of each year listed below:

     Year                                      Percentage
     ----                                      ----------
     2001  . . . . . . . . . . . . . . . .          %
     2002  . . . . . . . . . . . . . . . .          %
     2003  . . . . . . . . . . . . . . . .          %
     2004 and thereafter . . . . . . . . .      100.0000%


              Notwithstanding the foregoing, the Company may redeem in the aggregate up to $75 million of the original principal amount of the Notes at any time and from time to time prior to ___________, 1999 at a redemption price equal to _____% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided that at least $150 million of the aggregate principal amount of the Notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such Public Equity Offering.

7.  NOTICE OF REDEMPTION.

              Notice of redemption will be mailed via first-class mail at least 30 days but not more than 60 days prior to the redemption date to each Holder of Notes to be redeemed at its registered address as it shall appear on the register of the Notes maintained by the Registrar. On and after any Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption unless the Company shall fail to redeem any such Note.

8.  OFFERS TO PURCHASE.

              The Indenture requires that certain proceeds from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Notes in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Notes upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

9.  DENOMINATIONS, TRANSFER, EXCHANGE.

              The Notes are in registered form without coupons in denominations of $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, a Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Note selected for redemption or register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or any Note after it is called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

10.  PERSONS DEEMED OWNERS.

              The registered Holder of this Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY.

              If money for the payment of principal, premium or interest on any Note remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

12.  AMENDMENT, SUPPLEMENT AND WAIVER.

              Subject to certain exceptions, the Indenture or the Notes may be modified, amended or supplemented by the Company, the Guarantors and the Trustee with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of Holders, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes or supplement the Indenture for certain specified purposes including providing for uncertificated Notes in addition to certificated Notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any Holder.

13.  DEFAULTS AND REMEDIES.

              If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

14.  TRUSTEE DEALINGS WITH THE COMPANY.

              The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, any Guarantor or their Affiliates, and may otherwise deal with the Company, any Guarantor or their Affiliates, as if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS.

              As more fully described in the Indenture, a director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect or by reason of, such obligations or their creation. The Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Note.

16.  DEFEASANCE AND COVENANT DEFEASANCE.

              The Indenture contains provisions for defeasance of the entire indebtedness on this Note and for defeasance of certain covenants in the Indenture upon compliance by the Company with certain conditions set forth in the Indenture.

17.  ABBREVIATIONS.

              Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors
Act).

18.  CUSIP NUMBERS.

              Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the

Company has caused CUSIP Numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  GOVERNING LAW.

              THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THIS NOTE.

              THE COMPANY WILL FURNISH TO ANY HOLDER OF A NOTE UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:
LAMAR ADVERTISING COMPANY, 5551 CORPORATE BOULEVARD, BATON ROUGE, LOUISIANA 70808, Attention: Chief Financial Officer.

                                   ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee) and irrevocably appoint:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.


Date:                                   Your Signature:
       -------------------                             ------------------------


                   ---------------------------------------
                    (Sign exactly as your name appears on
                    the other side of this Note)


Signature Guarantee:
                     ----------------------------------

                [FORM OF NOTATION ON NOTE RELATING TO GUARANTEE]

                                   GUARANTEE

              Each Guarantor (the "Guarantor", which term includes any successor Person under the Indenture) has unconditionally guaranteed, on a senior subordinated basis, jointly and severally, to the extent set forth in the Indenture and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and interest on the Notes, to the extent permitted by law and the due and punctual performance of all other Obligations of the Company to the Noteholders or the Trustee all in accordance with the terms set forth in the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise.

              The obligations of each Guarantor to the Noteholders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee.

              This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.

Guarantors:
                                       THE LAMAR CORPORATION
                                       INTERSTATE LOGOS, INC.
                                       LAMAR ADVERTISING OF
                                         COLORADO SPRINGS, INC.
                                       LAMAR ADVERTISING OF
                                         JACKSON, INC.
                                       LAMAR ADVERTISING OF
                                         MOBILE, INC.
                                       LAMAR ADVERTISING OF
                                         SOUTH GEORGIA, INC.
                                       LAMAR ADVERTISING OF
                                         SOUTH MISSISSIPPI, INC.

                                        LAMAR ADVERTISING OF
                                          TALLAHASSEE, INC.
                                        TLC PROPERTIES, INC.
                                        MISSOURI LOGOS, INC.
                                        NEBRASKA LOGOS, INC.
                                        OKLAHOMA LOGO SIGNS, INC.
                                        UTAH LOGOS, INC.
                                        OHIO LOGOS, INC.
                                        GEORGIA LOGOS, INC.
                                        KANSAS LOGOS, INC.
                                        LAMAR AIR, LLC
                                        LAMAR PENSACOLA TRANSIT, INC.
                                        LAMAR TENNESSEE LIMITED
                                          PARTNER, INC.
                                        LAMAR TENNESSEE LIMITED
                                          PARTNERSHIP
                                        LAMAR TENNESSEE LIMITED
                                          PARTNERSHIP II
                                        LAMAR TEXAS GENERAL PARTNER, INC.
                                        LAMAR TEXAS LIMITED PARTNERSHIP
                                        MICHIGAN LOGOS, INC.
                                        MINNESOTA LOGOS, INC.
                                        MINNESOTA LOGOS, A PARTNERSHIP
                                        MISSISSIPPI LOGOS, INC.
                                        NEW JERSEY LOGOS, INC.
                                        SOUTH CAROLINA LOGOS, INC.
                                        TENNESSEE LOGOS, INC.
                                        TEXAS LOGOS, INC.
                                        TLC PROPERTIES II, INC.
                                        VIRGINIA LOGOS, INC.
                                        Lamar Advertising of Youngstown,
                                          Inc.



                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:
ATTEST:



------------------------------
Name:
Title:

                       OPTION OF HOLDER TO ELECT PURCHASE

              If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 4.14 or Section 4.21 of the Indenture, check the appropriate box:

                   / /  Section 4.14        / /  Section 4.21

              If you want to have only part of the Note purchased by the Company pursuant to Section 4.14 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

$
 -----------------

Date:
       -----------

              Your Signature:
                               -----------------------------
              (Sign exactly as your name appears on the face of this Note)


---------------------------
Signature Guaranteed